Exhibit 10.33

AMENDMENT NUMBER 2010-1

TO SERVICES AGREEMENT

This is Amendment Number 2010-1 (this “Amendment”) to the Services Agreement by and between ING North America Insurance Corporation (the “Service Provider”) and ING USA Annuity and Life Insurance Company, formerly known as Golden American Life Insurance Company (the “Company”).  This Amendment is dated as of October 1, 2010.

1.         Background.

(a)        The Service Provider and the Company are parties to a Services Agreement, dated as of January 1, 2001, as amended by Amendment Number 2006-1 to the Services Agreement dated as of September 11, 2006 (collectively, the “Agreement”), pursuant to which the Service Provider provides the Company with the Services.  Section 1(b) of the Agreement provides that the Service Provider must maintain such facilities and equipment as it deems necessary in order to provide the Services required by the Agreement and one of the office locations from where the Service Provider provides such Services is the real property and improvements located at 5780 Powers Ferry Road, NW, Atlanta, GA 30327 (the “Atlanta Office”).

(b)        The Company has become the sole owner of the Atlanta Office, and the Service Provider and the Company wish to amend Section 1 and 2 of the Agreement to set forth the terms under which the Company will provide the Service Provider with continued access to the Atlanta Office in order that the Service Provider may continue to fulfill its obligations under Section 1 of the Agreement. Capitalized terms not defined in this Amendment shall have the meaning ascribed to them in the Agreement.

2.         Amendment to Section 1 of the Agreement.

Section 1 is amended by the addition of the following subparagraph (e):

“In order for the Service Provider to fulfill its obligations to the Company set forth in the second sentence of Section 1(b), the Company shall provide the Service Provider with the real property and improvements located at 5780 Powers Ferry Road, NW, Atlanta, GA 30327 (the “Atlanta Office”) in exchange for the payment of Direct and Indirect costs of the Atlanta Office, as described in Section 2(f).  In providing the Atlanta Office to the Service Provider, the Company agrees that it will exercise due diligence to abide by and comply with all laws, statutes, rules, regulations, and orders of any governmental authority in connection with its ownership of the Atlanta Office.”

3.         Amendment to Section 2 of the Agreement.

Section 2 is amended by the addition of the following subparagraph (f):

“The Service Provider agrees to reimburse the Company for the Direct Costs and Indirect Costs incurred by the Company as the owner of the Atlanta Office, which shall be the sum of annual real estate taxes, annual depreciation, and the cost of capital based on the Company’s average statutory book value of the property outstanding for the applicable fiscal year, as such costs and expenses may change from time to time.  The charges for Direct Costs and Indirect Costs for the Atlanta Office shall be made by the Company on a monthly, quarterly or annual basis as deemed appropriate by the Company and shall be paid not later than forty-five days following the date of the charge.  The parties shall have rights with respect to erroneous charges for the Atlanta Office as the parties have under Section 2(d) of Agreement with respect to the Services, and the Service Provider shall have the audit rights described in Section 2(d) of the Agreement with respect to amounts reimbursed to the Company pursuant to this Section 2(f).”

4.         Amended Agreement.  Except as specifically amended by this Amendment, each and every term of the Agreement shall remain in full force and effect.

5.         Counterparts.  This Amendment may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

ING NORTH AMERICA INSURANCE CORPORATION

By: /s/	Robert Falkner
Name:	Robert Falkner
Title:	Vice President

ING USA ANNUITY AND LIFE INSURANCE COMPANY

By: /s/	David Pendergrass
Name:	David Pendergrass
Title:	Senior Vice President and Treasurer